Exhibit 99.2

   M  A  C  K  —  C  A  L  I     R  E  A  L  T  Y     C  O  R  P  O  R  A  T  I  O  N

For Immediate Release

MACK-CALI REALTY CORPORATION

REPORTS THIRD QUARTER 2018 RESULTS

Jersey City, New Jersey — October 31, 2018 — Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the third quarter 2018.

THIRD QUARTER 2018 HIGHLIGHTS

•   Reported net income (loss) of $(0.05) per diluted share for the quarter;

•   Achieved Core Funds from Operations per diluted share of $0.43 for the quarter and $1.38 for the nine months 2018;

•   Leased 833,840 sq. ft. of office space (389,042 sq. ft. on the Waterfront);

•   Grew Core portfolio office rental rates by 9.9% on a cash basis and 30.9% on a GAAP basis;

•   Leases signed in the third quarter in our Core Office portfolio (excluding Flex) had cash starting rents of $34.93 per square foot;

•   Core office portfolio was 84.2% leased and the Class A Suburban Portfolio was 94.8%, Flex was 93.3%, Suburban 84.3% and Waterfront 73.2% leased at September 30, 2018;

•   Completed the sales of three (non-core) office buildings for an aggregate sales price of approximately $32 million;

•   Major waterfront office leases signed:

A 132,000 sq. ft. office lease renewal at Harborside 2, including 26,000 sq. ft. of expansion space with E-Trade;

A 111,000 sq. ft. office lease renewal at Harborside 2, including 36,000 sq. ft. of expansion space with Sumitomo; and

An 80,000 sq. ft. office lease renewal at 101 Hudson St., including 32,000 sq. ft. of expansion space with First Data;

•   Roseland’s multifamily stabilized portfolio was 96.4% leased at September 30, 2018;

•   Roseland’s 1,212 unit lease-up portfolio, all from 2018 deliveries, was 74.4% leased at October 29, 2018; in July, the Company commenced leasing activities at River House 11, a 295-unit project in our Port Imperial master-planned community; the property experienced unprecedented velocity having achieved stabilization and is currently 95.6% leased;

•   Roseland commenced construction on two residential developments, Building 9 at Port Imperial, a 313-unit project adjacent to the successful RiverHouse 11 and Chase III, a 326-unit project representing the next phase of the Overlook Ridge master planned community and adjacent to 1,386 stabilized Roseland apartments;

•   Roseland acquired Prudential’s membership interest in Marbella, thereby converting its subordinate interest into a controlling interest for approximately $65.6 million. The acquisition closed on August 2nd; and

•   Declared $0.20 per share quarterly common stock dividend.

“We had an excellent quarter on all fronts but especially waterfront leasing.  The team signed over 830,000 square feet with over 46 percent of that leased at the Waterfront,” commented Michael J. DeMarco, Chief Executive Officer. “The substantial capital improvements that have been completed are getting tenants to our projects and we are pleased to see conversion coming from the consistent rise in traffic that has been building throughout the year. In our residential portfolio, the leasing pace is brisk, with strong interest represented by quarter end occupancy of 96 percent. The fourth quarter is looking excellent.  We expect 2018 to be a solid year.”

FINANCIAL HIGHLIGHTS

* All per share amounts presented below are on a diluted basis.

Net income (loss) available to common shareholders for the quarter ended September 30, 2018 amounted to $(1.5) million, or $(0.05) per share, as compared to $38.1 million, or $0.39 per share, for the quarter ended September 30, 2017.  For the nine months ended September 30, 2018, net income to common shareholders equaled $40.3 million, or $0.35 per share, as compared to $20.6 million, or $0.06 per share, for the same period last year.

Funds from operations (FFO) for the quarter ended September 30, 2018 amounted to $42.7 million, or $0.42 per share, as compared to $57.8 million, or $0.57 per share, for the quarter ended September 30, 2017.  For the nine months ended September 30, 2018, FFO equaled $121.4 million, or $1.21 per share, as compared to $174.1 million, or $1.73 per share, for the same period last year.

For the third quarter 2018, Core FFO was $0.43 per share, as compared to $0.57 for the same period last year.

OPERATING HIGHLIGHTS

Office

Mack-Cali’s consolidated Core office properties were 84.2 percent leased at September 30, 2018, as compared to 83.2 percent leased at June 30, 2018.

Third quarter 2018 same store GAAP revenues for the office portfolio declined by 9.3 percent while same store GAAP NOI fell by 13.3 percent.  Third quarter 2018 same store cash revenues for the office portfolio declined by 4.8 percent while same store cash NOI fell by 6.5 percent.  Same store cash revenues and same store cash NOI excludes straight-line rent and FAS 141 adjustments.

For the quarter ended September 30, 2018, the Company executed 52 leases at its consolidated in-service commercial portfolio totaling 833,840 square feet. Of these totals, 15 leases for 189,342 square feet (23 percent) were for new leases and 37 leases for 644,498 square feet (77 percent) were lease renewals and other tenant retention transactions.

Of the 389,000 square feet of Waterfront leases signed in the quarter, 94,000 square feet represent expansions associated with early renewals, 249,000 square feet represents early renewals of existing tenants, 43,000 square feet represent new deals, and 3,000 square feet represent expansions of existing space.

Rental rate roll up for the Core portfolio for third quarter 2018 transactions was 9.9 percent on a cash basis and 30.9 percent on a GAAP basis.  Rental rate roll up in third quarter 2018 for new transactions was 6.5 percent on a cash basis and 20.9 percent on a GAAP basis; and for renewals and other tenant retention transactions was 10.6 percent on a cash basis and 33.6 percent on a GAAP basis.  Same store cash revenues and same store cash NOI excludes straight-line rent and FAS 141 adjustments.

The Company completed the sales of three office buildings in two transactions during the third quarter of 2018 at a weighted average cash cap rate of 7.8 percent. 600 Horizon Drive, a 95,000 square-foot single tenant building in Hamilton, New Jersey, was sold for a gross price of $15.8 million. 1 & 3 Barker, two buildings in White Plains, New York, totaling 133,300 square feet, was sold for a gross price of $15.9 million.

Multifamily

Roseland’s stabilized operating portfolio was 96.4 percent leased at September 30, 2018. Same store net operating income increased by 1.2 percent for the third quarter.  With the 2018 delivery of 1,212 units coupled with its construction portfolio of over 1,794 units and keys, we envision continued growth in the Company’s residential portfolio and cash flow contribution.  The lease-up portfolio is currently 74.4 percent leased.

BALANCE SHEET/CAPITAL MARKETS

As of September 30, 2018, the Company had a debt-to-undepreciated assets ratio of 45.8 percent compared to 44.6 percent at June 30, 2018 and 46.2 percent at September 30, 2017.  Net debt to adjusted EBITDA for the quarter ended September 30, 2018 was 10.0x compared to 9.7x for the quarter ended June 30, 2018.  The Company’s interest coverage ratio was 3.3x for the quarter ended September 30, 2018, compared to 3.4x for the quarter ended September 30, 2017.

DIVIDEND

In September 2018, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 per common share (indicating an annual rate of $0.80 per common share) for the third quarter 2018, which was paid on October 12, 2018 to shareholders of record as of October 2, 2018. The Company’s Core FFO dividend payout ratio for the quarter was 46.5 percent.

GUIDANCE/OUTLOOK

The Company’s projected net income and Core FFO per diluted share guidance for full year 2018 is as follows:

	Full Year
	2018 Range
Net income available to common shareholders	$0.27	-	$0.31
Add (deduct):
Real estate-related depreciation and amortization on continuing operations		1.80
Redemption value adjustment to redeemable noncontrolling interests		0.07
Realized (gains) losses and unrealized losses on disposition of rental property, net		(0.50)
Loss from extinguishment of debt, net		0.10
Severance/separation costs on management restructuring		0.07
Core FFO	$1.81	-	$1.85

2018 Guidance Assumptions

	($ in millions)
	Revised
Assumptions:	Low	High
Office Occupancy (year-end % leased)	84%	86%
Office Same Store GAAP NOI Growth	(16)%	(13)%
Office Same Store Cash NOI Growth	(14)%	(11)%
Multifamily Same Store NOI Growth	0%	2%
Straight-Line Rent Adjustment	$5	$8
FAS 141 Mark-to-Market Rent Adjustment	$5	$6
Dispositions	$300	$375
Base Building Capex	$6	$10
Leasing Capex	$60	$75
G&A (Net of Severance Costs)	$46	$48
Interest Expense	$82	$84

This guidance reflects management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections. Actual results could differ from these estimates.

CONFERENCE CALL/SUPPLEMENTAL INFORMATION

An earnings conference call with management is scheduled for November 1, 2018 at 10:00 a.m. Eastern Time, which will be broadcast live via the Internet at:

https://edge.media-server.com/m6/p/rttkrycp

The live conference call is also accessible by calling (323) 994-2082 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://investors.mack-cali.com/corporate-profile beginning at 12:00 p.m. Eastern Time on November 1, 2018.

A replay of the call will also be accessible November 1, 2018 through November 7, 2018 by calling (719) 457-0820 and using the pass code, 6066630.

Copies of Mack-Cali’s Form 10-Q and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

Third Quarter 2018 Form 10-Q:

http://investors.mack-cali.com/sec-filings

Third Quarter 2018 Supplemental Operating and Financial Data:

http://investors.mack-cali.com/quarterly-supplementals

In addition, these items are available upon request from:

Mack-Cali Investor Relations Department - Deidre Crockett

Harborside 3, 210 Hudson St., Ste. 400, Jersey City, New Jersey 07311

(732) 590-1025

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before noncontrolling interests of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable rental property transactions (including both acquisitions and dispositions), and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from property transactions and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.

FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

Core FFO is defined as FFO, as adjusted for certain items to facilitate comparative measurement of the Company’s performance over time.  Core FFO is presented solely as supplemental disclosure that the Company’s management believes provides useful information to investors and analysts of its results, after adjusting for certain items to facilitate comparability of its performance from period to period. Core FFO is a non-GAAP financial measure that is not intended to represent cash flow and is not indicative of cash flows provided by operating activities as determined in accordance with GAAP.  As there is not a generally accepted definition established for Core FFO, the Company’s measures of Core FFO may not be comparable to the Core FFO reported by other REITs.  A reconciliation of net income per share to Core FFO in dollars and per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

One of the country’s leading real estate investment trusts (REITs), Mack-Cali Realty Corporation is an owner, manager and developer of premier office and multifamily properties in select waterfront and transit-oriented markets throughout the Northeast. Mack-Cali is headquartered in Jersey City, New Jersey, and is the visionary behind the city’s flourishing waterfront, where the company is leading development, improvement and place-making initiatives for Harborside, a master-planned destination comprised of class A office, luxury apartments, diverse retail and restaurants, and public spaces.

A fully-integrated and self-managed company, Mack-Cali has provided world-class management, leasing, and development services throughout New Jersey and the surrounding region for two decades. By regularly investing in its properties and innovative lifestyle amenity packages, Mack-Cali creates environments that empower tenants and residents to reimagine the way they work and live.

For more information on Mack-Cali Realty Corporation and its properties, visit www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q and the Public Filings.

We consider portions of this report, including the documents incorporated by reference, to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act.  Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations and projections of revenue and other financial items.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue” or comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved.  Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements.

Contacts:	Michael J. DeMarco	David Smetana	Deidre Crockett
	Mack-Cali Realty Corporation	Mack-Cali Realty Corporation	Mack-Cali Realty Corporation
	Chief Executive Officer	Chief Financial Officer	Senior Vice President, Corporate Communications
	(732) 590-1589	(732) 590-1035	and Investor Relations
	mdemarco@mack-cali.com	dsmetana@mack-cali.com	(732) 590-1025
investorrelations@mack-cali.com

Mack-Cali Realty Corporation

Consolidated Statements of Operations

(In thousands, except per share amounts) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
REVENUES	2018	2017	2018	2017
Base rents	$107,239	$128,643	$323,725	$382,915
Escalations and recoveries from tenants	12,656	16,385	35,748	47,455
Real estate services	4,432	5,748	13,167	17,980
Parking income	5,499	5,766	16,583	15,047
Other income	2,288	3,476	8,447	9,274
Total revenues	132,114	160,018	397,670	472,671

EXPENSES
Real estate taxes	15,680	21,300	52,007	63,609
Utilities	9,990	11,480	30,049	33,251
Operating services	27,107	26,312	75,664	80,495
Real estate services expenses	4,400	6,207	13,696	18,376
General and administrative	11,620	13,140	41,160	37,223
Depreciation and amortization	45,813	52,375	128,523	157,768
Total expenses	114,610	130,814	341,099	390,722
Operating income	17,504	29,204	56,571	81,949

OTHER (EXPENSE) INCOME
Interest expense	(21,094)	(25,634)	(60,168)	(70,898)
Interest and other investment income (loss)	851	762	2,620	1,358
Equity in earnings (loss) of unconsolidated joint ventures	(687)	(1,533)	833	(4,882)
Gain on change of control of interests	14,217	—	14,217	—
Realized gains (losses) and unrealized losses on disposition of rental property, net	(9,102)	31,336	50,094	(2,112)
Gain on sale of investment in unconsolidated joint venture	—	10,568	—	23,131
Loss from extinguishment of debt, net	—	—	(10,289)	(239)
Total other income (expense)	(15,815)	15,499	(2,693)	(53,642)
Net income	1,689	44,703	53,878	28,307
Noncontrolling interest in consolidated joint ventures	451	447	576	865
Noncontrolling interest in Operating Partnership	167	(4,413)	(4,574)	(2,412)
Redeemable noncontrolling interest	(3,785)	(2,683)	(9,573)	(6,157)
Net income (loss) available to common shareholders	$(1,478)	$38,054	$40,307	$20,603

Basic earnings per common share:
Net income (loss) available to common shareholders	$(0.05)	$0.39	$0.35	$0.06

Diluted earnings per common share:
Net income (loss) available to common shareholders	$(0.05)	$0.39	$0.35	$0.06

Basic weighted average shares outstanding	90,468	90,023	90,355	89,997

Diluted weighted average shares outstanding	100,712	100,727	100,684	100,701

Mack-Cali Realty Corporation

Statements of Funds from Operations

(in thousands, except per share/unit amounts) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net income (loss) available to common shareholders	$(1,478)	$38,054	$40,307	$20,603
Add (deduct): Noncontrolling interest in Operating Partnership	(167)	4,413	4,574	2,412
Real estate-related depreciation and amortization on continuing operations (a)	49,433	57,231	140,816	172,144
Gain on change of control of interests	(14,217)	—	(14,217)	—
Gain on sale of investment in unconsolidated joint venture	—	(10,568)	—	(23,131)
Realized (gains)/losses and unrealized losses on disposition of rental property, net	9,102	(31,336)	(50,094)	2,112
Funds from operations (b)	$42,673	$57,794	$121,386	$174,140

Add/(Deduct):
Loss from extinguishment of debt, net	—	—	10,289	239
Severance/separation costs on management restructuring	640	—	7,487	—
Core FFO	$43,313	$57,794	$139,162	$174,379

Diluted weighted average shares/units outstanding (c)	100,712	100,727	100,684	100,701

Funds from operations per share/unit-diluted	$0.42	$0.57	$1.21	$1.73

Core funds from operations per share/unit diluted	$0.43	$0.57	$1.38	$1.73

Dividends declared per common share	$0.20	$0.20	$0.60	$0.55

Dividend payout ratio:
Core Funds from operations-diluted	46.50%	34.86%	43.41%	31.76%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$2,208	$1,664	$4,597	$9,936
Tenant improvements & leasing commissions (d)	$4,467	$5,110	$26,874	$17,225
Tenant improvements & leasing commissions on space vacant for more than a year	$7,782	$6,667	$22,328	$18,783
Straight-line rent adjustments (e)	$1,901	$6,360	$4,394	$12,613
Amortization of (above)/below market lease intangibles, net (f)	$892	$2,254	$4,335	$6,018
Amortization of stock compensation	$1,897	$2,291	$5,337	$5,626
Amortization of lease inducements	$214	$535	$766	$1,259
Non real estate depreciation and amortization	$535	$505	$1,582	$1,231
Amortization of deferred financing costs	$1,302	$1,184	$3,543	$3,462

(a)                       Includes the Company’s share from unconsolidated joint ventures of $4,155 and $5,362 for the three months ended September 30, 2018 and 2017, respectively, and $13,873 and $15,607 for the nine months ended September 30, 2018 and 2017, respectively. Excludes non-real estate-related depreciation and amortization of $535 and $505 for the three months ended September 30, 2018 and 2017, respectively, and $1,582 and $1,231 for the nine months ended September 30, 2018 and 2017, respectively.

(b)                       Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO” in this release.

(c)                        Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (10,189 and 10,439 shares for the three months ended September 30, 2018 and 2017, respectively, and 10,214 and 10,394 for the nine months ended September 30, 2018 and 2017, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

(d)                       Excludes expenditures for tenant spaces that have not been owned for at least a year.

(e)                        Includes free rent of $3,643 and $8,748 for the three months ended September 30, 2018 and 2017, respectively, and $12,117 and $21,874 for the nine months ended September 30, 2018 and 2017, respectively.  Also, includes the Company’s share from unconsolidated joint ventures of $(96) and $673 for the three months ended September 30, 2018 and 2017, respectively, and $(790) and $968 for the nine months ended September 30, 2018 and 2017, respectively.

(f)                         Includes the Company’s share from unconsolidated joint ventures of $0 and $81 for the three months ended September 30, 2018 and 2017, respectively, and $107 and $256 for the nine months ended September 30, 2018 and 2017, respectively.

Mack-Cali Realty Corporation

Statements of Funds from Operations (FFO) and Core FFO per Diluted Share

(amounts are per diluted share, except share counts in thousands) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net income (loss) available to common shareholders	$(0.05)	$0.39	$0.35	$0.06
Add (deduct): Real estate-related depreciation and amortization on continuing operations (a)	0.49	0.57	1.40	1.71
Redemption value adjustment to redeemable noncontrolling interests	0.03	0.03	0.10	0.17
Gain on change of control of interests	(0.14)	—	(0.14)	—
Gain on sale of investment in unconsolidated joint venture	—	(0.10)	—	(0.23)
Realized (gains) losses and unrealized losses on disposition of rental property, net	0.09	(0.31)	(0.50)	0.02
Noncontrolling interest/rounding adjustment	—	(0.01)	—	—
Funds from operations (b)	$0.42	$0.57	$1.21	$1.73

Add/(Deduct):
Loss from extinguishment of debt, net	—	—	0.10	—
Severance/separation costs on management restructuring	0.01	—	0.07	—
Core FFO	$0.43	$0.57	$1.38	$1.73

Diluted weighted average shares/units outstanding (c)	100,712	100,727	100,684	100,701

(a)      Includes the Company’s share from unconsolidated joint ventures of $0.05 and $0.06 for the three months ended September 30, 2018 and 2017, respectively, and $0.15 and $0.16 for the nine months ended September 30, 2018 and 2017, respectively.

(b)      Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO” in this release.

(c)       Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (10,189 and 10,439 shares for the three months ended September 30, 2018 and 2017, respectively, and 10,214 and 10,394 for the nine months ended September 30, 2018 and 2017, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation

Consolidated Balance Sheets

(in thousands, except per share amounts) (unaudited)

	September 30,	December 31,
Assets	2018	2017
Rental property
Land and leasehold interests	$820,953	$786,789
Buildings and improvements	4,144,911	3,955,122
Tenant improvements	333,304	330,686
Furniture, fixtures and equipment	41,059	30,247
	5,340,227	5,102,844
Less — accumulated depreciation and amortization	(1,086,215)	(1,087,083)
	4,254,012	4,015,761
Rental property held for sale, net	83,152	171,578
Net investment in rental property	4,337,164	4,187,339
Cash and cash equivalents	10,823	28,180
Restricted cash	20,119	39,792
Investments in unconsolidated joint ventures	230,614	252,626
Unbilled rents receivable, net	99,320	100,842
Deferred charges, goodwill and other assets, net	340,957	342,320
Accounts receivable, net of allowance for doubtful accounts of $537 and $1,138	7,197	6,786

Total assets	$5,046,194	$4,957,885

Liabilities and Equity
Senior unsecured notes, net	$570,022	$569,145
Unsecured revolving credit facility and term loans	870,313	822,288
Mortgages, loans payable and other obligations, net	1,367,383	1,418,135
Dividends and distributions payable	21,691	21,158
Accounts payable, accrued expenses and other liabilities	179,487	192,716
Rents received in advance and security deposits	38,840	43,993
Accrued interest payable	14,377	9,519
Total liabilities	3,062,113	3,076,954
Commitments and contingencies

Redeemable noncontrolling interests	307,415	212,208

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Common stock, $0.01 par value, 190,000,000 shares authorized, 90,307,280 and 89,914,113 shares outstanding	903	899
Additional paid-in capital	2,563,165	2,565,136
Dividends in excess of net earnings	(1,110,258)	(1,096,429)
Accumulated other comprehensive income (loss)	13,234	6,689
Total Mack-Cali Realty Corporation stockholders’ equity	1,467,044	1,476,295

Noncontrolling interests in subsidiaries:
Operating Partnership	166,379	171,395
Consolidated joint ventures	43,243	21,033
Total noncontrolling interests in subsidiaries	209,622	192,428

Total equity	1,676,666	1,668,723

Total liabilities and equity	$5,046,194	$4,957,885